Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of NCR Atleos Corporation of our report dated May 10, 2023 relating to the financial statements of NCR ATMCo, which appears in Amendment No. 2 to the Registration Statement on Form 10 of NCR Atleos, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

December 19, 2023